UNITED STATES
SECURITY AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2001

N-Vision Technology, Inc.
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(Exact name of registrant as specified in its charter)


75-2268672                      Delaware                      0-18656
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(IRS Number)                   (State of                    (Commission
                              Incorporation)                  File No.)

11931 Wickchester, Suite 201, Houston, TX 77043
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 (Address of Principal executive offices)

 (281) 556-1375
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 (Registrant's telephone number)

This amended Form 8-K relates to Changes in Registrant's Certifying Accountant as reported in the 8-K filed February March 21, 2001. As permitted, the origin Form 8-K omitted the response from the former certifying accountants regarding their agreements and/or disagreements with the information included in the original 8-K. Such letter has been received pointing out minor discrepancies in Paragraphs (a)(1)(ii) and
(a)(1)(iv).This amendment has been filed to correct such discrepancies and to file said letter as an exhibit hereto.

Item 4.Changes in Registrant's Certifying Accountant

(a)(1) (ii) Andersen's reports on the financial statements for the years ended August 30, 1998 and 1997 did not contain an adverse opinion or disclaimer, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports for both years contained a "going concern" paragraph.

(iv) During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal of Andersen, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of Andersen, would have cause Andersen to make reference to the subject matter of the disagreement(s) in connection with its report.


ITEM 7 EXHIBITS
     Ex.1 Letter from Arthur Andersen LLP re:8-K filed Feb 21, 2001. Ex.2 Letter from Arthur Andersen LLP re: cessation of client-audit relationship.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed On its behalf by the undersigned hereunto duly authorized.



N-VISION TECHNOLOGY, INC.
Dated: April 23, 2001
By: /s/ Joseph T. Kaminski
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Joseph T. Kaminski
Chief Executive Officer